UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

Axcelis Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30941	34-1818596
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive
Beverly, Massachusetts 01915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ACLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on September 30, 2025, Veeco Instruments Inc., a Delaware corporation (“Veeco”), Axcelis Technologies, Inc., a Delaware corporation (“Axcelis”), and Victory Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Axcelis (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub shall be merged with and into Veeco (the “Merger”), with Veeco surviving as a wholly-owned subsidiary of Axcelis. Axcelis will hold a special meeting of its stockholders, which is referred to as the Axcelis special meeting, on February 6, 2026, beginning at 11:00 a.m., Eastern Time.

In connection with the Merger, fifteen demand letters have been received by Axcelis and Veeco sent on behalf of, and three complaints have been filed on behalf of, purported stockholders of Axcelis and Veeco challenging the adequacy of certain disclosures made in the Preliminary Joint Proxy Statement, Form S-4 Registration Statement, and Definitive Proxy Statement (collectively, the “Stockholder Actions”). Two of the complaints were filed in the Supreme Court of the State of New York, County of New York, and are captioned Turner v. Veeco Instruments Inc. et al., Index No. 650266/2026 (N.Y. Sup. Ct. Jan. 14, 2026) (the “Turner Action”), and Clark v. Veeco Instruments Inc. et al., Index No. 650284/2026 (N.Y. Sup. Ct. Jan. 15, 2026) (the “Clark Action”). The third complaint was filed in the Supreme Court of the State of New York, County of Nassau, and is captioned Garfield v. Bayless et al., Index No. 601340/2026 (N.Y. Sup. Ct. Jan. 20, 2026) (the “Garfield Action”). The Turner Action names as defendants Veeco and its board of directors and alleges, among other things, claims for negligence and negligent misrepresentation for disseminating an allegedly false and misleading proxy statement. The Clark Action names as defendants Veeco, its board of directors, and Axcelis and similarly alleges, among other things, claims for negligence and negligent misrepresentation for disseminating an allegedly false and misleading proxy statement. The Garfield Action names as defendants Veeco, its board of directors, and Axcelis and alleges, among other things, claims for failure to disclose, breach of fiduciary duties, and aiding and abetting breach of fiduciary duties. The Turner Action, Clark Action, and Garfield Action seek, among other relief, an order enjoining the Merger or rescission if the Merger is consummated. On January 25, 2026, the plaintiff in the Garfield Action filed a motion for a preliminary injunction, seeking to enjoin Veeco and its directors from closing the stockholder vote on the Merger until the Definitive Proxy is supplemented. Veeco and Axcelis believe that the allegations in the Stockholder Actions are without merit.

Axcelis denies that the Definitive Proxy Statement is deficient in any respect. Axcelis denies that it has violated any laws or breached any duties to Axcelis’ stockholders, denies all allegations in the Stockholder Actions, and believes no supplemental disclosure to the Definitive Proxy Statement was or is required under any applicable law, rule, or regulation. However, solely to eliminate the burden and expense of potential litigation, and to avoid potential delay or disruption to the Merger, Axcelis has determined to voluntarily supplement the Definitive Proxy Statement with the below disclosures. Axcelis believes that the disclosures set forth in the Definitive Proxy Statement comply fully with applicable law and nothing in the below supplemental disclosures will be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein.

To the extent that information in the below supplemental disclosures differs from, or updates information contained in, the Definitive Proxy Statement, the information in the below supplemental disclosures will supersede or supplement the information in the Definitive Proxy Statement. Except as otherwise described in the below supplemental disclosures, the Definitive Proxy Statement, the annexes to the Definitive Proxy Statement, and the documents referred to, contained in, or incorporated by reference in the Definitive Proxy Statement are not otherwise modified, supplemented, or amended.

Supplemental Disclosures to Definitive Proxy Statement

The following information supplements the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which is available at the SEC’s website, www.sec.gov, and which should be read in its entirety, including the annexes thereto. The information contained in this supplement is incorporated by reference into the Definitive Proxy Statement. All page references and paragraph headings in the information below are references to pages and headings in the Definitive Proxy Statement, and the terms used below have the meanings set forth in the Definitive Proxy Statement. The supplemental disclosures are identified below by bold, underlined text. ~~Stricken-through text~~ shows text being deleted from a referenced disclosure in the Definitive Proxy Statement.

Supplemental Disclosures to Proxy Statement

The disclosure under the subsection captioned “Background of the Merger” is hereby amended and supplemented by adding the following on page 64 of the Proxy Statement (with new text in bold and underlined):

On an ongoing basis, senior executives of Axcelis and Veeco maintained familiarity with each other’s business and met periodically at industry conferences and events to discuss trends and developments in the semiconductor equipment sector. Thomas St. Dennis serves as an independent director on both the Axcelis board of directors and the Veeco board of directors. Mr. St. Dennis recused himself from each of the meetings (or portions thereof) of the Axcelis board of directors and the Veeco board of directors at which the proposed transaction between Axcelis and Veeco was discussed, and Mr. St. Dennis did not receive confidential information concerning the proposed transaction that went to the board of directors, the Veeco Strategic Planning Committee, or the Axcelis Transaction Committee. In addition, Dr. Russell Low, the Chief Executive Officer of Axcelis, was employed at Veeco as Vice President of Engineering from 2012 to 2016.

The disclosure under the subsection captioned “Background of the Merger” is hereby amended and supplemented by adding the following on page 65 of the Proxy Statement (with new text in bold and underlined):

On May 17, 2024, a meeting of the Veeco board of directors (other than Mr. St. Dennis, who recused himself from the meeting) was held, which was also attended by Kirk Mackey, Veeco’s General Counsel. During the meeting, Dr. Miller provided an update on his meetings on May 13 and May 14, 2024 with Dr. Low. Following discussion, the Veeco board of directors directed Veeco’s management to schedule a meeting with management of both companies. The Veeco board of directors then discussed the potential benefits of forming a strategic planning committee of the Veeco board of directors (the “Veeco Strategic Planning Committee”), as a committee of convenience, to explore and evaluate strategic alternatives available to Veeco. Following discussion, the Veeco board of directors concluded that it would be in the best interest of Veeco and its stockholders to form the Veeco Strategic Planning Committee (as a committee of convenience); however, the Veeco Strategic Planning Committee was not empowered to make decisions regarding whether to approve any potential transaction. The Veeco board of directors appointed Mr. D’Amore, Dr. Miller, Keith D. Jackson and Gordon Hunter as the initial members of the Veeco Strategic Planning Committee. These directors were selected for the committee based on their relevant experience and qualifications to serve on such a committee. They did not receive any additional compensation for serving on the committee. The decision to form the Strategic Transaction Committee was not the result of any actual or potential conflict of interest of any member of the Veeco board of directors, and was formed as a committee of convenience to enable expeditious responses to the day-to-day aspects of the exploration and evaluation of strategic alternatives.

The disclosure under the subsection captioned “Background of the Merger” is hereby amended and supplemented by adding the following on page 76 of the Proxy Statement (with new text in bold and underlined):

On August 12, 2025, Mr. Titinger submitted to Mr. D’Amore a written non-binding indication of interest to combine Veeco with Axcelis in an all-stock transaction using a fixed exchange ratio of 0.340x of a share of Axcelis common stock for each outstanding share of Veeco common stock (the “August 12 Axcelis Proposal”). This exchange ratio represented a premium of 18% to the average exchange ratio over the one-month period prior to the submission of the August 12 Axcelis Proposal and would result in Veeco stockholders receiving 40% of the ownership of the combined company. With respect to post-closing governance matters, the August 12 Axcelis Proposal provided that three members of the board of directors of the combined company would be current Veeco directors, one of which would be Thomas St. Dennis, and indicated that the Veeco board of directors would receive the right to appoint the chairperson of a new committee of the combined company’s board of directors to oversee the integration and realization of synergies for the proposed transaction. The August 12 Axcelis Proposal also provided that Axcelis would expect to enter into employment arrangements with key employees across the organization. No such employment agreements were negotiated or entered into prior to the execution of the Merger Agreement. In addition, the August 12 Axcelis Proposal attached a proposed exclusivity agreement that contained a 60-day exclusivity period; this exclusivity agreement was not further discussed or pursued by the parties. The August 12 Axcelis Proposal was promptly sent to the members of the Veeco Strategic Planning Committee.

The disclosure under the subsection captioned “Background of the Merger” is hereby amended and supplemented by adding the following on page 77 of the Proxy Statement (with new text in bold and underlined):

On August 19, 2025, the Veeco Strategic Planning Committee held a meeting, which was also attended by Mr. Kiernan, Mr. Mackey, representatives of UBS and a representative of Morrison Foerster. Dr. Miller informed the Veeco Strategic Planning Committee that a meeting between representatives of Veeco and representatives of Axcelis to discuss the August 12 Axcelis Proposal and Veeco’s counterproposal had been scheduled for August 25, 2025. Dr. Miller reviewed with the committee Veeco’s draft counterproposal to the August 12 Axcelis Proposal, which had been shared with the Veeco Strategic Planning Committee in advance of the meeting, and which focused on the exchange ratio and post-closing governance matters. As had been agreed at the August 13, 2025 meeting of the Veeco Strategic Planning Committee, the draft counterproposal proposed for the exchange ratio to be increased to 0.375x of a share of Axcelis common stock for each outstanding share of Veeco common stock, for Veeco to have equal representation with Axcelis on the board of directors of the combined company and for Dr. Miller to be the Chairperson of the board of directors of the combined company. The Veeco Strategic Planning Committee also discussed a potential compromise with respect to the Chairperson role, whereby Mr. St. Dennis would be the Chairperson of the combined company board given his familiarity with both companies and the semiconductor industry, his prior experience, and that he was held in high regard by both companies, and Dr. Miller would be the Vice Chairperson of the combined company board. Following discussion, after taking into consideration the information provided by and discussed with Veeco’s management and advisors, the Veeco Strategic Planning Committee determined that Veeco should continue to push for Dr. Miller to be the Chairperson of the board of directors of the combined company, but that it would be open to considering Mr. St. Dennis for that position. The Veeco Strategic Planning Committee also discussed that it would be amenable to Axcelis designating the Chief Executive Officer and Chief Financial Officer of the combined company. In addition, the Veeco Strategic Planning Committee directed Veeco management to submit the draft counterproposal to the Veeco board of directors. Later that day, Mr. Kiernan shared the draft counterproposal with the Veeco board of directors (other than Mr. St. Dennis) for its review and approval.

The disclosure under the subsection captioned “Opinion of Financial Advisor to Axcelis – Financial Analyses – Discounted Cash Flow Analyses” is hereby amended and supplemented by adding the following on page 96 of the Proxy Statement (with new text in bold and underlined):

J.P. Morgan calculated a range of terminal values by applying perpetuity growth rates ranging from 2.5% to 3.5% as provided by the management of Axcelis to the respective normalized unlevered free cash flows of Veeco and Axcelis during the terminal period of the forecasts. The unlevered free cash flows and the range of terminal values were discounted to present values (as of June 30, 2025) using discount rates ranging from 10.0% to 11.0% in the case of Veeco and 11.0% to 12.0% in the case of Axcelis, which discount rate ranges were derived from a weighted average cost of capital calculation.

The disclosure under the subsection captioned “Opinion of Financial Advisor to Axcelis – Certain Additional Information” is hereby amended and supplemented by adding the following on page 97 of the Proxy Statement (with new text in bold and underlined):

•

six publicly available equity research analysts’ price targets for Veeco common stock and six publicly available equity research analysts’ price targets for Axcelis common stock, which indicated price targets for Veeco common stock and Axcelis common stock of $21.00 to $30.00 per share and $81.00 to $90.00 per share, respectively, and an approximate implied exchange ratio reference range of 0.233x to 0.370x.

The disclosure under the subsection captioned “Opinion of Financial Advisor to Veeco” is hereby amended and supplemented by adding the following on page 101 of the Proxy Statement (with new text in bold and underlined):

Selected Public Companies Analysis

With respect to Veeco and Axcelis, UBS reviewed publicly available financial and stock market information of the following companies in the semiconductor capital equipment, which is referred to as SemiCap, industry that UBS in its professional judgment considered generally relevant to each of Veeco and Axcelis for purposes of its financial analyses, which companies are referred to as the Selected Public Companies, and compared such information with similar financial data of each of Veeco and Axcelis provided by the management of Veeco to UBS, including the Veeco Projections and the Axcelis Projections:

Mid-Cap SemiCap

•	ASM International NV;

•	Nova Ltd.;

•	Onto Innovation Inc.;

•	Camtek Ltd.

•	FormFactor, Inc.; and

•	AIXTRON SE

Large-Cap SemiCap

•	ASML Holding N.V.;

•	Lam Research Corporation;

•	Applied Materials, Inc.

•	KLA Corporation; and

•	Tokyo Electron Limited

Selected Public Company	EV / 2025E Adjusted EBITDA		EV / 2026E Adjusted EBITDA		P / 2025E Earnings		P / 2026E Earnings
Mid-Cap SemiCap ASM International NV	19.4	x	18.9	x	34.2	x	29.3	x
Nova Ltd.	30.5	x	29.3	x	36.2	x	33.8	x
Onto Innovation Inc.	17.2	x	14.6	x	24.4	x	21.4	x
Camtek Ltd.	29.2	x	26.5	x	32.6	x	29.9	x
FormFactor, Inc.	19.9	x	17.0	x	34.8	x	27.2	x
AIXTRON SE	13.0	x	11.2	x	20.0	x	17.6	x
Large-Cap SemiCap ASML Holding N.V.	26.7	x	25.9	x	34.1	x	32.4	x
Lam Research Corporation	23.7	x	21.4	x	28.8	x	25.8	x
Applied Materials, Inc.	16.6	x	16.0	x	20.4	x	19.7	x
KLA Corporation	24.1	x	22.4	x	29.6	x	27.3	x
Tokyo Electron Limited	16.6	x	15.4	x	24.9	x	23.0	x

The disclosure under the subsection captioned “Opinion of Financial Advisor to Veeco – Selected Companies Analysis” is hereby amended and supplemented by adding the following on page 101 of the Proxy Statement (with new text in bold and underlined):

Veeco Analysis

Using the selected multiples set forth in the table below, which multiples were selected by UBS in its professional judgment and experience, taking into account qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Veeco and the Selected Public Companies, and the Veeco Projections, UBS determined (i) the implied enterprise values of Veeco based on Veeco’s estimated Adjusted EBITDA, and added Veeco’s total cash and subtracted Veeco’s total debt (based on net share settlement of convertible debt), in each case as of June 30, 2025 and provided by Veeco’s management, to determine the implied equity value of Veeco and (ii) the implied per share price of Veeco common stock based on Veeco’s estimated earnings per share. This analysis indicated the implied equity values per share of Veeco common stock set forth opposite the relevant benchmarks below:

The disclosure under the subsection captioned “Opinion of Financial Advisor to Veeco – Selected Companies Analysis” is hereby amended and supplemented by adding the following on page 102 of the Proxy Statement (with new text in bold and underlined):

Axcelis Analysis

Using the selected multiples set forth in the table below, which multiples were selected by UBS in its professional judgment and experience, taking into account qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Axcelis and the Selected Public Companies, and the Axcelis Projections, UBS determined (i) the implied enterprise values of Axcelis based on Axcelis’ estimated Adjusted EBITDA, and added Axcelis’ total cash as of June 30, 2025 and subtracted Axcelis’ (a) finance leases as of June 30, 2025 and (b) unfunded pension liabilities as of December 31, 2024, in each case as provided by Veeco’s management, to determine the implied equity value of Axcelis and (ii) the implied per share price of Axcelis common stock based on Axcelis’ estimated earnings per share. This analysis indicated the implied equity values per share of Axcelis common stock set forth opposite the relevant benchmarks below:

The disclosure under the subsection captioned “Opinion of Financial Advisor to Veeco” is hereby amended and supplemented by adding the following on pages 102 and 103 of the Proxy Statement (with new text in bold and underlined):

Discounted Cash Flow Analysis

Veeco Analysis

UBS performed a discounted cash flow analysis of Veeco on a standalone basis using the Veeco Projections. UBS calculated a range of implied present values, as of June 30, 2025, of the standalone after-tax unlevered free cash flows that Veeco was forecasted to generate from July 1, 2025 through December 31, 2028, as set forth in the Veeco Projections, using discount rates ranging between 14.0% and 17.0% based on Veeco’s estimated weighted average cost of capital, which is referred to as WACC. UBS also calculated estimated terminal values for Veeco based on Veeco’s estimated standalone Adjusted EBITDA for calendar year 2028 as set forth in the Veeco Projections, using terminal multiples of 12.0x to 14.0x. The estimated terminal values were then discounted to present value as of June 30, 2025 using discount rates ranging between 14.0% and 17.0%, based on Veeco’s estimated WACC, as calculated by UBS utilizing the capital asset pricing model. UBS then derived a reference range of implied equity values per share of Veeco common stock from the resulting implied enterprise value reference range, using Veeco’s total cash of approximately $355 million and debt of approximately $230 million (based on net share settlement of convertible debt), in each case as of June 30, 2025, and the number of fully diluted shares of Veeco common stock outstanding as of September 29, 2025, ranging from approximately 63.1 million to 64.4 million (based on shares attributable to net share settlement of the convertible debt at each respective implied share price), in each case, as provided by Veeco’s management. This analysis indicated a range of implied equity values per share of Veeco common stock of $30.14 to $36.54.

Axcelis Analysis

UBS performed a discounted cash flow analysis of Axcelis on a standalone basis using the Axcelis Projections. UBS calculated a range of implied present values, as of June 30, 2025, of the standalone after-tax unlevered free cash flows that Axcelis was forecasted to generate from July 1, 2025 through December 31, 2028, as set forth in the Axcelis Projections, using discount rates ranging between 14.0% and 17.0% based on Axcelis’ estimated WACC, as calculated by UBS utilizing the capital asset pricing model. UBS also calculated estimated terminal values for Axcelis based on Axcelis’ estimated standalone Adjusted EBITDA for calendar year 2028 as set forth in the Axcelis Projections, using terminal multiples of 12.0x to 14.0x. The estimated terminal values were then discounted to present value as of June 30, 2025 using discount rates ranging between 14.0% and 17.0%, based on Axcelis’ estimated WACC, as calculated by UBS utilizing the capital asset pricing model. UBS then derived a reference range of implied equity values per share of Axcelis common stock from the resulting implied enterprise value reference range, using Axcelis’ total cash of approximately $581 million and finance leases of approximately $43 million, in each case, as of June 30, 2025, Axcelis’ unfunded pension liabilities of approximately $3 million as of December 31, 2024, and the number of fully diluted shares of Axcelis common stock outstanding as of September 29, 2025 of approximately 31.7 million, in each case, as provided by Veeco’s management. This analysis indicated a range of implied equity values per share of Axcelis common stock of $91.91 to $109.93.

The disclosure under the subsection captioned “Opinion of Financial Advisor to Veeco” is hereby amended and supplemented by adding the following on page 103 of the Proxy Statement (with new text in bold and underlined):

Combined Company Analysis

UBS performed a discounted cash flow analysis of the combined company, including cost synergies. UBS calculated a range of implied enterprise values of the combined company based on (i) the implied standalone enterprise values of each of Veeco and Axcelis derived from the respective standalone discounted cash flow analyses summarized above and (ii) the present value of the estimated cost synergies, as reflected in the Synergies Projections, using discount rates ranging between 14.0% and 17.0%, based on the combined company’s estimated WACC, as calculated by UBS utilizing the capital asset pricing model. Based on this range of implied combined enterprise values and (i) the combined company’s cash of approximately $876 million as of June 30, 2025 (post-estimated transaction fees), (ii) Axcelis’ finance leases of approximately $43 million as of June 30, 2025, (iii) Axcelis’ unfunded pension liabilities of approximately $3 million as of December 31, 2024 and (iv) Veeco’s debt of approximately $230 million (based on net share settlement of convertible debt) as of June 30, 2025, in each case, as provided by Veeco’s management, UBS calculated a range of implied equity values of the combined company. Based on the exchange ratio and the number of fully diluted shares of Veeco common stock outstanding as of September 29, 2025 of approximately 64.1 million and Axcelis common stock outstanding as of September 29, 2025 of approximately 31.7 million, in each case, as provided by Veeco’s management, this analysis indicated a range of implied equity values per share of Veeco common stock of $32.91 to $40.07, compared to the range of implied equity values per share of Veeco common stock on a standalone basis of $30.14 to $36.54.

The disclosure under the subsection captioned “Opinion of Financial Advisor to Veeco” is hereby amended and supplemented by adding the following on page 104 of the Proxy Statement (with new text in bold and underlined):

Miscellaneous

Under the terms of UBS’s engagement by Veeco, Veeco has agreed to pay UBS for its financial advisory services in connection with the proposed transaction an aggregate fee that is estimated, based on information available as of September 30, 2025, to be approximately $28.5 million, $3.0 million of which became payable upon delivery of UBS’s opinion, and the remainder of which is contingent upon consummation of the merger. In addition, Veeco has agreed to reimburse certain of UBS’s expenses arising, and indemnify UBS against certain liabilities that may arise, out of UBS’s engagement. UBS Group AG (the indirect parent of UBS) and its subsidiaries, branches and affiliates provide a wide range of investment banking, commercial banking and other activities (including wealth and investment management, corporate finance, subscription lines, asset management, securities issuing, trading and brokerage activities, research and other investment and financial businesses and services). In connection therewith, UBS and/or its affiliates may have provided services unrelated to the merger to Veeco and its affiliates and/or Axcelis and its affiliates and received compensation for such services. During the two-year period ending on September 12, 2025, UBS did not receive any fees from Veeco or Axcelis for financial advisory or other investment banking services. In addition, in the ordinary course of business, UBS, its affiliates and its and their respective employees may currently own or trade or otherwise originate, hedge or enforce interests in loans, debt and/or equity securities of Veeco (including its affiliates) and/or Axcelis (including its affiliates) for its own account or for the accounts of customers, and may at any time hold a long or short position in, or security interests over, such securities. As of September 11, 2025, UBS held less than 1% of the outstanding shares of Veeco common stock (including shares of Veeco common stock held by UBS Asset Management in discretionary accounts and held on behalf of a client, related to client facilitation or as security). As of September 11, 2025, UBS held less than 1% of the outstanding shares of Axcelis common stock (including shares of Axcelis common stock held by UBS Asset Management in discretionary accounts and held on behalf of a client, related to client facilitation or as security).

The disclosure under the subsection captioned “Veeco Financial Forecasts with Respect to Veeco” is hereby amended and supplemented by adding the following on page 105 of the Proxy Statement (with new text in bold and underlined):

(4)	Unlevered free cash flow means Adjusted Operating Income, adjusted to add share-based compensation expenses, depreciation and amortization, and taxes, and subtract changes in net working capital and capital expenditures. Unlevered free cash flow is a non-GAAP measure, and Veeco’s calculation of Unlevered free cash flow may differ from other companies. The forecasts did not include Unlevered free cash flow for the full year ended December 31, 2025.

Net Income was forecast to be $74 million in 2025E and $95 million in 2026E. Net Income is a non-GAAP measure, and Veeco’s calculation of Net Income may differ from other companies.

The disclosure under the subsection captioned “Interests of Veeco’s Directors and Executive Officers in the Merger” is hereby amended and supplemented by adding the following on page 157 of the Proxy Statement (with new text in bold and underlined):

Veeco’s non-employee directors since the beginning of Veeco’s prior fiscal year are Kathleen A. Bayless, Sujeet Chand, Ph.D., Richard A. D’Amore, Gordon Hunter, Keith D. Jackson, Lena Nicolaides, Ph.D., Mary Jane Raymond and Thomas St. Dennis.

Thomas St. Dennis serves as an independent director on both the Axcelis board of directors and the Veeco board of directors. Mr. St. Dennis recused himself from each of the meetings (or portions thereof) of the Axcelis board of directors and the Veeco board of directors at which the proposed transaction between Axcelis and Veeco was discussed, and Mr. St. Dennis did not receive confidential information concerning the proposed transaction that went to the board of directors, the Veeco Strategic Planning Committee, or the Axcelis Transaction Committee.

The disclosure under the subsection captioned “Interests of Veeco’s Directors and Executive Officers in the Merger – Treatment of Veeco Equity Awards – Veeco RSAs” is hereby amended and supplemented by adding the following on pages 159 to 160 of the Proxy Statement (with new text in bold and underlined):

Each Veeco Director RSA, will, to the extent not vested, become fully vested and canceled, and the holder thereof will be entitled to receive the merger consideration in respect of each share of Veeco common stock subject to such Veeco Director RSA immediately prior to the effective time.

Each Veeco RSA that is not a Veeco Director RSA will be automatically, and without any required action on the part of the holder thereof, assumed by Axcelis and converted into an Axcelis RSA, with the same terms and conditions as were applicable to such Veeco RSA immediately prior to the effective time, except that such awards will, after the effective time, relate to the number of shares of Axcelis common stock equal to the product of (i) the number of shares of Veeco common stock subject to the Veeco RSA, as of immediately prior to the effective time and (ii) the exchange ratio (rounded down to the nearest whole share).

The table below summarizes the number of Unvested Veeco RSUs, Unvested Veeco PSUs, and Veeco RSAs held by Veeco executive officers and directors as of December 26, 2025, and the estimated aggregate value of such Unvested Veeco RSUs, Unvested Veeco PSUs, and Veeco RSAs, with such numbers and amounts calculated based on maximum-level performance with respect to Veeco PSUs and calculated based on the average closing market price of Veeco common stock over the five business day period following the first public announcement of the merger, which was $31.65. As of December 26, 2025, Veeco executive officers and directors do not hold any Vested Veeco RSUs or Vested Veeco PSUs.

Name	Number of Unvested Veeco RSUs (#)	Estimated Value of Unvested Veeco RSUs ($)	Number of Unvested Veeco PSUs (#)	Estimated Value of Unvested Veeco PSUs ($)	Number of Veeco Restricted Stock Awards(1) (#)	Estimated Value of Veeco Restricted Stock Awards ($)
Executive Officers
William J. Miller, Ph.D.	93,918	2,972,505	513,500	16,252,275	—	—
John P. Kiernan	25,317	801,283	132,600	4,196,790	—	—
Adrian Devasahayam, Ph.D.	16,534	523,301	110,400	3,494,160	—	—
Peter Porshnev, Ph.D.	16,534	523,301	110,400	3,494,160	—	—
Susan Wilkerson	16,534	523,301	110,400	3,494,160	—	—
Non-Employee Directors
Kathleen A. Bayless	—	—	—	—	8,291	262,410
Sujeet Chan	—	—	—	—	8,291	262,410
Richard A. D’Amore	—	—	—	—	8,291	262,410
Gordon Hunter	—	—	—	—	8,291	262,410
Keith D. Jackson	—	—	—	—	8,291	262,410
Lena Nicolaides	—	—	—	—	8,291	262,410
Mary Jane Raymond	—	—	—	—	8,291	262,410
Thomas St. Dennis	—	—	—	—	8,291	262,410

(1)	The Non-Employee Directors’ Veeco Restricted Stock Awards identified here are all unvested.

The disclosure under the subsection captioned “Interests of Veeco’s Directors and Executive Officers in the Merger – 280G Mitigation Actions” is hereby amended and supplemented by adding the following on page 162 of the Proxy Statement (with new text in bold and underlined):

The Veeco CIC Policy includes a “best net” provision, such that if the payment of any amounts to the executive would subject the executive to the excise tax provisions of Sections 280G and 4999 of the Code, the payments would be reduced to an amount that is $10.00 below the threshold at which such penalty tax provisions apply if such a reduction (and the avoidance of such penalty taxes) would be more favorable to the executive on an after-tax basis. Veeco may take actions to mitigate the potential impact of Sections 280G and 4999 of the Code on the payments and benefits received or to be received by the executive officers, which may include causing all or a portion of equity awards that otherwise would vest in later years to vest in 2025. As of the date of this joint proxy statement/prospectus, no specific actions have been approved by the Veeco compensation committee to mitigate the anticipated impact of Section 280G of the Code on Veeco and any executive officers, but we can provide no assurances that the Veeco compensation committee will not take actions to mitigate the impacts of Section 280G in the future. If any actions are taken in the future to mitigate the impacts of Section 280G and 4999 of the Internal Revenue Code in connection with the Merger, any such action would not benefit any of Veeco’s directors. Executive officers are not entitled to receive gross-ups or tax reimbursements from Veeco with respect to any potential excise taxes.

The disclosure under the subsection captioned “Interests of Veeco’s Directors and Executive Officers in the Merger – Other Arrangements with Axcelis” is hereby amended and supplemented by adding the following on page 162 of the Proxy Statement (with new text in bold and underlined):

Except as otherwise set forth herein, as of the date of this proxy statement, none of our executive officers or directors has entered into any agreement with Axcelis regarding employment with, or compensation to be received from, Axcelis on a going-forward basis following the closing of the merger and there have been no discussions of any such arrangements between Axcelis and any of our executive officers or directors. It is currently expected that the combined company’s director compensation program after the Merger will be substantially similar to the compensation program of Axcelis prior to the Merger.

Additional Information About the Potential Transaction and Where to Find It

In connection with the proposed transaction between Axcelis and Veeco pursuant to the Merger Agreement, on December 8, 2025, Axcelis filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended on December 29, 2025 (the “Registration Statement”), that includes an information statement of Axcelis and a proxy statement of Veeco and that also constitutes a prospectus with respect to shares of Axcelis’ common stock to be issued in the proposed transaction. The Registration Statement on Form S-4 was declared effective by the SEC on December 31, 2025. Veeco filed a definitive proxy statement and Axcelis filed a definitive information statement and prospectus (the “Information Statement and Proxy Statement/Prospectus”) with the SEC on December 31, 2025 and commenced mailing to their respective stockholders on or about December 31, 2025. Each of Axcelis and Veeco may also file with or furnish to the SEC other relevant documents regarding the proposed Merger. This current report on Form 8-K is not a substitute for the Information Statement and Proxy Statement/Prospectus or any other document that Axcelis or Veeco has filed or may file with or furnish to the SEC. The Information Statement and Proxy Statement/Prospectus has been mailed to stockholders of Axcelis and Veeco. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH OR FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Information Statement and Proxy Statement/Prospectus and other documents containing important information about Axcelis, Veeco and the proposed transaction, once such documents are filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with or furnished to the SEC by Axcelis will be available free of charge on Axcelis’ website at investor.axcelis.com or by contacting Axcelis’ Investor Relations department by email at Investor-Relations@axcelis.com. Copies of the documents filed with or furnished to the SEC by Veeco will be available free of charge on Veeco’s website at ir.veeco.com or by contacting Veeco’s Investor Relations department by email at Investorrelations@veeco.com.

Participants in the Solicitation

Axcelis, Veeco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Axcelis, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Axcelis’ proxy statement for its 2025 annual meeting of stockholders, which was filed with or furnished to the SEC on March 31, 2025. Information about the directors and executive officers of Veeco, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Veeco’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on March 20, 2025. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Information Statement and Proxy Statement/Prospectus and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This document is not intended to and shall not constitute an offer to purchase or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements included in this document, and any related oral statements, that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Statements in this document other than historical facts, such as statements pertaining to: (i) future industry demand for semiconductors and wafer fabrication equipment; (ii) future development of regulatory landscape; (iii) Axcelis’ or Veeco’s market position for the future; (iv) forecasts of financial measures for future periods; (v) long-term financial targets and underlying assumptions; (vi) the future investment plan for research and development, technology and infrastructure; (vii) future shareholder returns; and (viii) potential synergies or other benefits of a potential transaction between Axcelis and Veeco, are forward-looking statements.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events, or performance (often but not always using phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “budget,” “scheduled,” “forecasts,” “estimates,” “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could,” “would,” “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information and are intended to identify forward-looking information.

These forward-looking statements are based on current information and assumptions and involve a number of risks and uncertainties, including relating to obtaining applicable regulatory and stockholder approvals, satisfying other closing conditions to the proposed transaction, the expected tax treatment of the proposed transaction, the expected timing of the proposed transaction and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. These risks include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transaction or to complete the proposed transaction on anticipated terms and timing; negative effects of the announcement of the proposed transaction; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the proposed transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the proposed transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the proposed transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on Axcelis’, Veeco’s or the combined company’s relationships with suppliers, customers, employees and regulators; and demand for the combined company’s products. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: economic, political and social conditions in the countries in which Axcelis and Veeco, their respective customers and suppliers operate; disruption to Axcelis’ and Veeco’s respective manufacturing facilities or other operations, or the operations of Axcelis’ and Veeco’s respective customers and suppliers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; Axcelis’, Veeco’s and the combined company’s ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; Axcelis’, Veeco’s and the combined company’s ability to maintain their respective technology advantage and protect their respective proprietary rights; Axcelis’, Veeco’s and the combined company’s ability to compete with new products introduced by their respective competitors; Axcelis’, Veeco’s and the combined company’s ability or the ability of their respective customers to obtain U.S. export control licenses for the sale of certain products or provision of certain services to customers in China.

For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this Current Report on Form 8-K, please refer to Axcelis’ most recent Annual Report on Form 10-K and Veeco’s most recent Annual Report on Form 10-K, and other subsequent filings with the SEC made by Axcelis and/or Veeco. Unless required by law, we assume no obligation to, and do not currently intend to, update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELIS TECHNOLOGIES, INC.

	By:	/s/ Eileen J. Evans
Date: January 28, 2026		Eileen J. Evans
Executive Vice President HR/Legal and General Counsel